                                                                   Exhibit(g)(3)


                    AMENDED AND RESTATED DELEGATION AGREEMENT


     AGREEMENT, dated as of ________ __, 2001 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Delegate"), and CitiStreet Funds, Inc., a Maryland Corporation (the "Fund").

     WHEREAS, Delegate currently acts as Delegate to the Fund pursuant to a Delegation Agreement (the "Old Agreement") between the Delegate and the Fund dated as of May 28, 1998; and

     WHEREAS, in connection with the issuance of Rule 17f-7 and amendments to Rule 17f-5, each under the Investment Company Act of 1940, as amended (the "1940 Act") Delegate and Fund desire to amend and restate the Old Agreement in accordance with the terms hereof; and

     WHEREAS, pursuant to the provisions of Rule 17f-5 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to continue to delegate to the Delegate certain responsibilities concerning Foreign Assets (as defined below), and the Delegate hereby agrees to retain such delegation, but only in accordance with the terms described herein; and

     WHEREAS, pursuant to the provisions of Rule 17f-7 under the 1940 Act, and subject to the terms and conditions set forth herein, the Board of Directors of the Fund desires to retain the Delegate to provide certain services concerning Foreign Assets, and the Delegate hereby agrees to provide such services, as described herein;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1.       DEFINITIONS

     Capitalized terms in this Agreement have the following meanings:

     a.   Authorized Representative

            Authorized Representative means any one of the persons who are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

     b.   Board

            Board means the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Fund.

     c.   Country Risk

            Country Risk means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Foreign Assets held in custody.

     d.     Eligible Foreign Custodian

            Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and it is understood that such term includes foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5(a)(7)) (or as such term may be interpreted or modified by the SEC).

     e.     Foreign Assets

            Foreign Assets has the meaning set forth in Rule 17f-5(a)(2) (or as such term may be interpreted or modified by the SEC).

     f.     Foreign Custody Manager

            Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(3) (or as such term may be interpreted or modified by the SEC).

     g.     Securities Depository

            Securities Depository has the meaning set forth in Rule 17f-4(a) (or as such term may be interpreted or modified by the SEC).

     h.     Monitor

            Monitor means to re-assess or re-evaluate, at reasonable intervals and on the basis of a reasonable investigation of the relevant circumstances, a decision, determination or analysis previously made.

2.       REPRESENTATIONS

     a.     Delegate's Representations

            Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts and is a "U.S. Bank" within the meaning of Rule 17f-5(a)(7) (or as such term may be interpreted or modified by the SEC). Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

     b.     Fund's Representations

            Fund represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities described in this Agreement. Fund further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Fund with respect to the subject matter of this Agreement.

3.       JURISDICTIONS AND DEPOSITORIES COVERED

         a. Initial Jurisdictions and Depositories

            The authority delegated by this Agreement in connection with Rule 17f-5 applies only with respect to Foreign Assets held in the jurisdictions listed in Appendix A1. Delegate's responsibilities under this Agreement in connection with Rule 17f-7 apply only with respect to the Securities Depositories listed in Appendix A2. Upon the creation of a new Securities Depository in any of the jurisdictions listed in Appendix A1 at the time of such creation, such Securities Depository will automatically be deemed to be listed in Appendix A2 and will be covered by the terms of this Agreement.

         b. Added Jurisdictions and Depositories

            Jurisdictions and related Securities Depositories may be added to Appendix A1 and Appendix A2, respectively, by written agreement in the form of Appendix B. Delegate's responsibility and authority with respect to any jurisdiction or Securities Depository, respectively, so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of Appendix B listing such jurisdiction and/or Securities Depository, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed Appendix B.

         c. Withdrawn Jurisdictions

            Board may withdraw its (i) delegation to Delegate with respect to any jurisdiction or (ii) retention of Delegate with respect to any Securities Depository, upon written notice to Delegate. Delegate may withdraw its (i) acceptance of delegation with respect to any jurisdiction or (ii) retention with respect to any Securities Depository, upon written notice to Board. Ninety (90) days (or such longer period as to which the parties agree in such event) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction(s) or Securities Depository as to which delegation is withdrawn.

4.       DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER

         a. Selection of Eligible Foreign Custodians

            Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Foreign Assets in the care of any Eligible Foreign Custodian(s) selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

          b. Contracts With Eligible Foreign Custodians

                  Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Fund, such written contracts governing Fund's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5.       MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS

         In each case in which Delegate has exercised the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of maintaining Foreign Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Fund's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Fund, establish a system to Monitor the appropriateness of such contract.

6.       SECURITIES DEPOSITORIES

            a. In accordance with the requirements of Rule 17f-7, Delegate shall, by no later than June 2, 2001, provide the Fund and each of its investment advisers (including subadvisers) with an analysis of the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 hereto. That analysis will include information which will enable the Fund and its advisers to determine whether each securities depository listed on Appendix A2 is an eligible securities depository as defined in Rule 17f-7(b)(1). Delegate shall notify the Fund and its advisers (including subadvisers) of any material change in any information provided by delegate regarding whether a securities depository meets the definition of eligible securities depository promptly after becoming aware of any such change.

            b. In accordance with the requirements of Rule 17f-7, Delegate shall Monitor the custody risks associated with maintaining assets with each Securities Depository listed on Appendix A2 hereto on a continuing basis, and shall promptly notify the Fund and each of its investment subadvisers of any material change in such risks.


7.       GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED AUTHORITY

            a. Board's Conclusive Determination Regarding Country Risk

            In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Fund's investment adviser or subadviser, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Fund and Fund's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Foreign Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Fund's investment adviser or subadviser, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate.

            Except as specifically described herein, nothing in this Agreement shall require Delegate to make any selection or to engage in any Monitoring on behalf of Fund that would entail consideration of Country Risk.

            b. Selection of Eligible Foreign Custodians

            In exercising the authority delegated under this Agreement to place Foreign Assets with an Eligible Foreign Custodian, Delegate shall determine that Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Foreign Assets will be held, after considering all factors relevant to the safekeeping of such Foreign Assets, including, without limitation:

          i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

          ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Foreign Assets;

          iii. The Eligible Foreign Custodian's general reputation and standing;

          iv. Whether Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States; and

          v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in Appendix C to this Agreement.

         c. Evaluation of Written Contracts

         In exercising the authority delegated under this Agreement to enter into written contracts governing Fund's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Foreign Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

         d. Monitoring of Eligible Foreign Custodians

         In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Foreign Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Fund's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in subsections (b) and (c) hereof and Appendix D to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Foreign Assets to move such Foreign Assets to a different Eligible Foreign Custodian, the Fund shall bear any expense related to such relocation of Foreign Assets.

8.       STANDARD OF CARE

         a. In exercising the authority delegated under this Agreement with regard to its duties under Rule 17f-5, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Foreign Assets of an investment company registered under the 1940 Act would exercise.

         b. In carrying out its responsibilities under this Agreement with regard to Rule 17f-7, Delegate agrees to exercise reasonable care, prudence and diligence.

9.       REPORTING REQUIREMENTS

         Delegate agrees to provide written reports notifying Board of the placement of Foreign Assets with a particular Eligible Foreign Custodian and of any material change in Fund's arrangements with such Eligible Foreign Custodians. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

10.      PROVISION OF INFORMATION REGARDING COUNTRY RISK

         With respect to the jurisdictions listed in Appendix A1, or added thereto pursuant to Article 3, Delegate agrees to provide the Board and the Fund's investment advisers (including subadvisers) with access to Eyes to the World(TM), a service available through the Delegate's Web Site at www.ibtco.com, containing information relating to Country Risk, if available, as is specified in Appendix E to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary.

11.      LIMITATION OF LIABILITY.

         a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Fund or any third party, and the Fund shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

         i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

         ii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events. Notwithstanding the foregoing, the

                  Delegate shall maintain appropriate backup and disaster recovery facilities.

         b. Notwithstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Fund or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

12.      EFFECTIVENESS AND TERMINATION OF AGREEMENT

         The term of this Agreement shall continue through April 30, 2003 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, this Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety days from the date of delivery of such notice (i) by Delegate in order to prepare for the transfer by Delegate of all the assets of Fund, and (ii) by Fund in order to give Fund an opportunity to make suitable arrangements for a successor delegate. At any time after the termination of this Agreement, Fund will, at its request, have access to the records of Delegate relating to the performance of its duties as delegate. Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within ninety days of receipt of written notice from the non-violating party of such violation.

13.      AUTHORIZED REPRESENTATIVES AND NOTICES

         The respective Authorized Representatives of Fund and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

14.      GOVERNING LAW

         This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


                                   Investors Bank & Trust Company


                                   By:  ___________________________________
                                   Name:
                                   Title:

                                    CITISTREET FUNDS, INC.


                                    By:____________________________________
                                    Name:
                                    Title:

LIST OF APPENDICES

         A1 -- Jurisdictions Covered

         A2 -- Securities Depositories Covered

         B -- Additional Jurisdictions/Securities Depositories Covered

         C -- Additional Factors and Criteria To Be Applied in the Selection of Eligible Foreign Custodians That Are Banking Institutions or Trust Companies

         D -- Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

         E -- Information Regarding Country Risk

         F -- Authorized Representatives

                                   APPENDIX A1

                              JURISDICTIONS COVERED

                [delete those countries which are not delegated]

                          Argentina                     Kenya
                          Austria                       Korea
                          Australia                     Latvia
                          Bahrain                       Lebanon
                          Bangladesh                    Lithuania
                          Belgium                       Luxembourg
                          Bermuda                       Malaysia
                          Bolivia                       Mauritius
                          Botswana                      Mexico
                          Brazil                        Morocco
                          Bulgaria                      Namibia
                          Canada                        Netherlands
                          Chile                         New Zealand
                          China                         Norway
                          Clearstream (Cedel)           Oman
                          Colombia                      Pakistan
                          Costa Rica                    Panama
                          Croatia                       Papau New Guinea
                          Cyprus                        Peru
                          Czech Republic                Philippines
                          Denmark                       Poland
                          Ecuador                       Portugal
                          Egypt                         Romania
                          Estonia                       Russia
                          Euroclear                     Singapore
                          Finland                       Slovak Republic
                          France                        Slovenia
                          Germany                       South Africa
                          Ghana                         Spain
                          Greece                        Sri Lanka
                          Hong Kong                     Swaziland
                          Hungary                       Sweden
                          Iceland                       Switzerland
                          India                         Taiwan
                          Indonesia                     Thailand
                          Ireland                       Turkey
                          Israel                        Ukraine
                          Italy                         United Kingdom
                          Ivory Coast                   Uruguay
                          Japan                         Venezuela
                          Jordan                        Zambia
                          Kazakhstan                    Zimbabwe


                                      A1-1

                                   APPENDIX A2

                         SECURITIES DEPOSITORIES COVERED


Argentina     CDV                          Philippines         PCD
              CRYL                                             RoSS

Australia     Austraclear Ltd.             Poland              CRBS
              CHESS                                            NDS
              RITS

Austria       OeKB AG                      Portugal            Central de Valores
                                                                  Mobiliarios

Bahrain       None                         Romania             NBR
                                                               SNCDD
                                                               Stock Exchange
                                                                Registry, Clearing &
                                                                Settlement

Bangladesh    None                         Russia              DCC
                                                               NDC
                                                               VTB

Belgium       BKB                          Singapore           CDP
              CIK                                              MAS

Bermuda       None                         Slovak Republic     NBS
                                                               SCP

Botswana      None                         Slovenia            KDD

Brazil        CBLC                         South Africa        STRATE
              CETIP                                            The Central Depository
              SELIC                                             (Pty) Ltd.

Bulgaria      The Bulgarian National       Spain               Banco de Espana
                  Bank                                         SCLV
              The Central Depository

Canada        Bank of Canada               Sri Lanka           CDS
              CDS

Chile         DCV                          Sweden              VPC AB


                                      A2-1

China           SSCC                       Switzerland         SIS SegaIntersettle AG
                SSCCRC

Clearstream                                Taiwan              TSCD


Colombia        DCV                        Thailand            TSD
                DECEVAL

Costa Rica      CEVAL                      Turkey              CBT
                                                               Takasbank

Croatia         CNB                        Ukraine             Depository of the
                Ministry of Finance                             National Bank of
                SDA                                             Ukraine
                                                               MFS Depository

Czech Republic  SCP                        Uruguay             None
                TKD

Denmark         VP                         United Kingdom      CMO
                                                               CREST

Ecuador         DECEVALE, S.A.             Venezuela           BCV
                                                               CVV

Egypt           Misr for Clearing,         Zambia              Bank of Zambia
                  Settlement & Dep.                            LuSE CSD

Estonia         ECDSL                      Zimbabwe            None

Euroclear

Finland         APK

France          Sicovam SA

Germany         Clearstream

Ghana           None

Greece          Bank of Greece
                CSD

Hong Kong       CCASS
                CMU


                                      A2-2

Hungary       Keler Ltd.

India         CDSL
              NSDL

Indonesia     Bank Indonesia
              PT.KSEI

Ireland       CREST
              Gilt Settlement Office

Israel        TASE Clearing
                 House Ltd.

Italy         Banca d-Italia
              Monte Titoli

Ivory Coast*  Depositaire Central/
                 Banque de Reglement

Japan         Bank of Japan
              JASDEC

Jordan        SDC

Kazakhstan    Kazakhstan Central
                 Securities Depository

Kenya         Central Bank of Kenya
                 Central Depository

Korea         KSD

Latvia        Bank of Latvia
              LCD

Lebanon       Banque de Liban
              MIDCLEAR

Lithuania     CSDL

Luxembourg    Clearstream

Malaysia      BNM (SSTS)
              MCD

Mauritius     CDS


                                      A2-3

Mexico        S.D. Indeval

Morocco       Maroclear S.A.

Netherlands   NECIGEF

New Zealand   New Zealand Central
                 Securities Depository

Norway        VPS

Oman          MDSRC

Pakistan      Central Depository Co.
                 of Pakistan Limited
              State Bank of Pakistan

Peru          CAVALI


* Benin, Burkina-Faso, Guinea Bissau, Mali, Nigeria, Senegal, and Togo are available through the Ivory Coast


                                      A2-4

                                   APPENDIX B

                        ADDITIONAL JURISDICTIONS COVERED



         Pursuant to Article 3 of this Agreement, Delegate and Board agree that the following jurisdictions shall be added to Appendix A1:



                   [insert additional countries/depositories]






Investors Bank & Trust Company


By:  ___________________________________

Name:

Title:


[FUND]


By:____________________________________

Name:

Title:




DATE:  ______________________________

                                   APPENDIX C

                  ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                 IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS
                THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES


         In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):



___X_____         None


_________         Other (list below):

                                   APPENDIX D

                       FACTORS AND CRITERIA TO BE APPLIED
                IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS


         In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:


         1. Operating performance

         2. Established practices and procedures

         3. Relationship with market regulators

         4. Contingency planning

                                   APPENDIX E

                       INFORMATION REGARDING COUNTRY RISK


         To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:



1.       Copy of Addenda or Side Letters to Subcustodian Agreements

2.       Legal Opinion, if available, with regard to:

         a)       Access to books and records by the Fund's accountants

         b) Ability to recover assets in the event of bankruptcy of a custodian

         c)       Ability to recover assets in the event of a loss

         d)       Likelihood of expropriation or nationalization, if available

         e)       Ability to repatriate or convert cash or cash equivalents

3.       Audit Report

4.       Copy of Balance Sheet from Annual Report

5.       Country Profile Matrix containing market practice for:

         a)       Delivery versus payment

         b)       Settlement method

         c)       Currency restrictions

         d)       Buy-in practice

         e)       Foreign ownership limits

         f)       Unique market arrangements

                                   APPENDIX F
                           AUTHORIZED REPRESENTATIVES


The names and addresses of each party's authorized representatives are set forth below:

         A.  BOARD/FUND

                  CitiStreet Funds, Inc.
                  Two Tower Center
                  East Brunswick, NJ  08816
                  Attention:  Paul S. Feinberg, President
                  Fax:  (732) 514-2116

         B.  DELEGATE

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  _______________, Director, Client Management
                  Fax:  (617) 330-6033

         With a copy to:

                  Investors Bank & Trust Company
                  200 Clarendon Street
                  P.O. Box 9130
                  Boston, MA 02117-9130
                  Attention:  Andrew S. Josef, Assistant General Counsel
                  Fax:  (617) 946-1929


                                      F-1